Exhibit 10.1
                               PURCHASE AGREEMENT
                                    BETWEEN
                           PRECISE LIFE SCIENCES LTD
                              A NEVADA CORPORATION
                                      AND
                        ICEBERG ACQUISITION CORPORATION
                              A NEVADA CORPORATION

AGREEMENT, made this 22 day of December 2002, by and between Precise Life Sciences LTD, ("Purchaser") and Iceberg Acquisition Corporation ("IAC").

                                    RECITALS

WHEREAS, Purchaser has reviewed a certain signed letter of intent dated December 21, 2002 between Iceberg Drive Inn, Inc. and Iceberg Acquisition Corp., attached as Exhibit "A".

WHEREAS, IAC shall perform, satisfy and comply with all the general terms and conditions of the signed Letter of Intent dated December 21, 2002.

WHEREAS, Purchaser, having forwarded the initial non-refundable payment of $25,000 US as per the Letter of Intent dated December 21, 2002, has been assigned by IAC, 100% of the general terms and conditions agreed to by IAC as set forth in the signed Letter of Intent dated December 21, 2002 and to be performed by IAC.

WHEREAS, Purchaser desires to acquire all shares of common stock and controlling interest of IAC in exchange for ten million (10,000,000) shares of the Purchaser's restricted common stock, to be issued upon the closing date of March 31, 2003, as referred to in the signed Letter of Intent dated December 21, 2002 attached as Exhibit "A".

WHEREAS, Purchaser, upon issue of the ten million (10,000,000) shares to IAC, will acquire IAC as a 100% subsidiary of the Purchaser.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                   ARTICLE I

                               ISSUANCE OF SHARES

 1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, IAC agrees to issue all shares of common stock and controlling interest of IAC to the Purchaser in exchange for ten million (10,000,000) shares of the Purchaser's restricted common stock to the shareholders of IAC or their nominees.

 1.2 Exemption From Registration. The parties hereto intend that the common stock to be issued by the Purchaser to IAC shall be exempt from the registration requirements of the Securities Act of 1933, as amended ("the Act"), pursuant to section 4(2) and or 3(b) of the Act and the rules and regulations promulgated there under.

 1.3 Restricted Securities. IAC represent that IAC is aware that the shares are "restricted securities" as that term is defined in Rule 144 and the general rules and regulations of the 1933 act. IAC further represents that IAC is fully aware of the applicable limitations on the resale of restricted securities and that these restrictions are set forth, for the most part, in Rule 144 of the act as promulgated by the Securities and Exchange Commission (SEC).

 1.4 Restrictive Legend. IAC further represent that IAC understands that any and all certificates representing the Shares shall bear the following investment legend, which the IAC understands:

     "No sale, offer to sell, or transfer of the shares represented by this certificate shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such shares then in effect or an exemption from the registration requirements of said act is then in fact applicable to said shares."

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF IAC

IAC hereby represents and warrants to Purchaser that:

 2.1 Organization. IAC is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to own its property and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

 2.2 Capital. Management of IAC own control of IAC and therefore have the right to vote for the completion of this transaction. IAC represents that there are no other issued and outstanding open subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating IAC to issue or to transfer from treasury any additional shares of its capital stock with the exception of the signed Letter of Intent dated December 21, 2002 between IAC and Iceberg Drive Inn Inc. attached as Exhibit A.

2.3 Financial Statements. IAC is a newly formed corporation and has had no activity financially. The most recent financial statements of Iceberg Drive Inn Inc. are forthcoming and will be attached to this agreement as Exhibit B. The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Iceberg Drive Inn Inc. throughout the period indicated, and fairly represent the financial position of each as of the date of the balance sheet included in the financial statements.

     2.4 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Purchaser and/or its attorneys shall have the opportunity to meet with the accountants and attorneys to discuss the financial condition of IAC. IAC shall make available to Purchaser and/or its attorney all books and records of once reasonable notice of such request has been given.

     2.5 Authority. The Board of Directors of IAC have authorized the execution of this Agreement and the consummation of transactions contemplated herein, and IAC has full power and authority to execute, deliver, and perform this Agreement and this Agreement is a legal, valid and binding obligation of IAC, and is enforceable in accordance with its terms and conditions.

     2.6 Ability to Carry Out Obligations. The execution and delivery of this Agreement by IAC of its obligations hereunder in the time and in the manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which either is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of IAC, or (c) any event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of IAC.

     2.7 Full Disclosure. None of the representations and warranties made by IAC herein, or in any exhibit, certificate or memorandum furnished or to be furnished by either, or on their behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     2.8 Good Title. IAC has good and marketable title to all of its property free and clear of any liens, claims and encumbrances of any nature, form or description.

     2.9 Indemnification. IAC agrees to defend and hold Purchaser harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by IAC to perform any of its representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by IAC under this Agreement, including, but not limited to, the signed Letter of Intent dated December 21, 2002 between Iceberg Drive Inn, Inc. and IAC, attached as Exhibit "A".

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to IAC that:

     3.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to own its property and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

     3.2 Financial Condition. The Purchaser is a credited investor. Purchaser understands all of the risks associated with this transaction and is prepared to suffer any loss that may occur in the completion of the transaction.

     3.3 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, IAC and/or their attorneys shall have the opportunity to meet with the Purchaser's attorney to discuss the financial condition of Purchaser.

     3.4 Authority. Purchaser has authorized the execution of this Agreement and the consummation of transactions contemplated herein through its legal counsel. The purchaser's legal counsel has full power and authority to execute, deliver, and perform this Agreement and this Agreement is a legal, valid and binding obligation of Purchaser, and is enforceable in accordance with its terms and conditions.

     3.5 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder in the time and in the manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which Purchaser is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required except approvals required by law, if any, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Purchaser, or (c) any event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Purchaser.

     3.6 Full Disclosure. None of the representations and warranties made by Purchaser herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Purchaser, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.7 Indemnification. Purchaser agrees to defend and hold IAC harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by Purchaser to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Purchaser under this Agreement.

                                   ARTICLE IV

                                   COVENANTS

     4.1 Investigative Rights. From the date of this Agreement until the Closing date, IAC shall provide the other full access during normal business hours to all properties, books, contracts, commitments, and records for the purpose of examining same.

     4.2 Conduct of Business. Prior to the Closing, IAC shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written consent of Purchaser. Neither Purchaser or IAC shall amend its articles of incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets or settle or discharge any balance sheet receivable other than in the normal course of business.

     4.3 Required Corporate Action by Purchaser. Purchaser and its officers and directors shall cause a meeting to be held as soon as practicable for the purpose of voting on the approval of this Agreement.

     4.4  "Deleted"

     4.4 Board of Directors. Effective upon the closing date of March 31, 2003, as referred to in the signed letter of intent dated December 21, 2002 attached as Exhibit "A" to this agreement, the proposed Board of Directors of Purchaser will be increased by one (1) member associated with IAC.

                                   ARTICLE V

                CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE

     5.1 Conditions. Purchaser's obligations hereunder shall be subject to the satisfaction, at or within ten days of Closing, of all the conditions set forth in this Article V. Purchaser may waive any of these conditions in whole or in part without prior notice; provided however, that no such waiver of a condition shall constitute a waiver by Purchaser of any other condition of or any of Purchaser's other rights or remedies, at law or in equity, if IAC shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 IAC Performance. IAC shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.3 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by IAC in this Agreement or in any written statement that shall be delivered to Purchaser by IAC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     5.4 Acceptance by Purchaser. The holders of an aggregate of not less than 51% of the issued and outstanding shares of common stock of IAC shall have executed this agreement below thereby acknowledging their agreement to exchange issuance of control to Purchaser of common stock as described in paragraph 1.1. above.

     5.5 Financial Condition of IAC. On the Closing Date, the assets and liabilities of IAC shall not be materially different than the amounts shown on its balance sheet included hereto except for changes in the ordinary course of business.

                                   ARTICLE VI

                    CONDITIONS PRECEDENT TO IAC PERFORMANCE

     6.1 Conditions. IAC obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article VI. IAC may waive any of these conditions in whole or in part without prior notice; provided however, that no such waiver of a condition shall constitute a waiver by IAC of any other condition of or any of IAC other rights or remedies, at law or in equity, if Purchaser shall be in default of any of their representations, warranties, or covenants under this Agreement.

     6.2 Purchaser Performance. Purchaser shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     6.3 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Purchaser in this Agreement or in any written statement that shall be delivered to IAC by Purchaser under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

                                  ARTICLE VII

                                    CLOSING

     7.1 Closing. The Closing of this transaction shall be held at a place and on a date mutually acceptable to the parties.

     At the Closing the parties shall deliver the following in form acceptable to counsel to the parties or as set forth herein:

By Purchaser:

               A. Issuance of Shares of Purchaser as represented by assigned stock certificates endorsed and medallion guaranteed to IAC of not less than control of Purchaser.

By IAC:

               A. Resignations of current officers and directors. Since IAC has no issued and outstanding shares, no stock is needed to be issued.

                                   ARTICLE IV

                                    REMEDIES

     8.1 Legal Action and Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     8.2 Termination. In addition to the other remedies, any of the parties hereto may terminate this Agreement, without liability:

          (i) upon the failure of any condition not otherwise waived by the parties; or

          (ii) upon mutual consent of the respective Boards of Directors of Purchaser and IAC.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     9.2 No Oral Change. This Agreement and any provisions hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or, discharge is sought.

     9.3 Non-Waiver. Except as other wise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged.

     9.4 Time of Essence. Time is of the essence of this Agreement and each and every part hereof.

     9.5 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings and merges any all such prior discussions and/or agreements herein.

     9.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Nevada.

     9.7 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     9.8 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed.

     9.9 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives successors and assigns of each of the parties to this Agreement.

     9.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing of this Agreement.

     9.11 Brokers. The parties hereto represent that no finder's fee has been paid or is payable by any party.

     9.12 Expenses. Each party will pay its own legal, accounting and any other rout of pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     9.13 Facsimile Signatures as Originals. Original signatures transmitted by facsimile communication shall constitute originals for the purpose of validly executing this Agreement.

AGREED TO AND ACCEPTED as of the date first above written.

Iceberg Acquisition Corporation

       By: /s/: T. Neild
    ------------------------
      Terry Neild,
      Authorized Signatory

      By:  /s/: E. Heisler
   -------------------------
      Edward C. Heisler,
      Authorized Signatory

      Precise Life Sciences Ltd.

      By:   /s/: R. Waters
      -----------------------
      Robert Waters,
      Authorized Signatory